Exhibit 23.2

                       CONSENT OF SPROULE ASSOCIATES INC.

      We consent to the references to our reports under the captions "Description of Business, " "Description of Property," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing and incorporated by reference in the Annual Report of Form 10-KSB/A for Kestrel Energy, Inc. for the fiscal year ended June 30, 2004.


                                            By:  /s/ L.S. O'Connor
                                                 -----------------------
                                                     Title: U.S. Manager

     Denver, Colorado
     6/23, 2005